SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               -------------

                              Amendment No. 2

                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               CHEMFIRST INC.
           (Exact Name of Registrant as Specified in Its Charter)


             Mississippi                              64-0679456
(State of Incorporation or Organization)    (IRS Employer Identification No.)


          700 North Street, P. O. Box 1249
              Jackson, Mississippi                             39215-1249
       (Address of Principal Executive Offices)                 (Zip Code)

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
If this form relates to the registration of a class of       If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act     securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),      Act and is effective pursuant to General Instruction
please check the following box. [X]                          A.(d), please check the following box. [_]

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 Securities Act registration statement file number to which this form relates: 333-15789.

 Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                           Name of Each Exchange on Which
 to be so Registered:                          Each Class is to be Registered:
 --------------------                          ------------------------------

 Common Stock, par value $1.00 per share       New York Stock Exchange
 Preferred Stock Purchase Rights

  Securities to be registered pursuant to Section 12(g) of the Act: None

                              EXPLANATORY NOTE

         ChemFirst Inc. ("ChemFirst") hereby amends its registration statement on Form 8-A filed on December 9, 1996 (as heretofore amended, the "Form 8-A") in order to file the Third Amendment to Rights Agreement, effective July 23, 2002, by and among ChemFirst and American Stock Transfer & Trust Company, as an exhibit to the Form 8-A.

         The Third Amendment to the Rights Agreement provides that neither
E. I. du Pont de Nemours and Company, a Delaware corporation, nor any of its Affiliates or Associates (collectively, "DuPont") shall be deemed to be the "Beneficial Owner" of, or "beneficially own," any of the shares of ChemFirst common stock, par value $1.00 per share (the "Common Stock"), solely as a result of the execution of that certain Shareholder Agreement dated as of July 23, 2002, by and among DuPont, Purple Acquisition Corporation ("Sub"), a Mississippi corporation and a wholly owned subsidiary of DuPont, J. Kelly Williams, individually and as Trustee of the
J. Kelly Williams Revocable Trust U/A/D 7/12/91, Jean P. Williams, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91, Greenup, L.P., a Mississippi limited partnership and JKW Holdings, Inc., a Mississippi corporation, or that certain Agreement and Plan of Merger, dated as of July 23, 2002, among DuPont, Sub and ChemFirst or the consummation of the transactions contemplated thereby in accordance with the terms thereof. The First Amendment to the Rights Agreement, effective May 1, 1997, changed the Rights Agent from KeyCorp Shareholder Services, Inc. to The Bank of New York. The Second Amendment to the Rights Agreement, effective October 1, 2002, changed the Rights Agent from The Bank of New York to American Stock Transfer & Trust Company and lowered the required minimum combined capital and surplus of the Rights Agent from $100 million to $10 million.

Item 1.   Description of Registrant's Securities to be Registered.

          The description of Common Stock included under the caption "Description of ChemFirst Capital Stock" in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-15789) filed with the Securities and Exchange Commission ("Commission") on November 18, 1996 (the "Registration Statement") is incorporated herein by reference. The description of ChemFirst's preferred stock purchase rights included under the caption "Description of ChemFirst Capital Stock -- Shareholder Rights Plan" in the Registration Statement is incorporated herein by reference.

Item 2.   Exhibits

Exhibit No.                 Description

3(a) Amended and Restated Articles of Incorporation of ChemFirst were filed as Exhibit 3.1 to Amendment No. 1 to ChemFirst's Form S-1 (File No. 333-15789) filed on November 18, 1996 and are incorporated herein by reference.

3(b)                        Bylaws of ChemFirst, as amended, were filed as
                            Exhibit 4.3 to ChemFirst's Form S-8 (File No. 333-69965) filed on December 30, 1998 and are incorporated herein by reference.

4(a) Rights Agreement, dated as of October 30, 1996, between ChemFirst and KeyCorp Shareholder Services, Inc., was filed as Exhibit 4 to Amendment No. 1 to ChemFirst's Form S-1 (File No. 333-15789) filed on November 18, 1996 and is incorporated herein by reference.

4(b) First Amendment to Rights Agreement, effective May 1, 1997, by and among ChemFirst, KeyCorp Shareholder Services, Inc. and The Bank of New York, was filed as Exhibit 4.5 to ChemFirst's Form S-8 (File No. 333-69965) filed on December 30, 1998 and is incorporated herein by reference.

4(c) Second Amendment to Rights Agreement, effective October 1, 2001, by and among ChemFirst, The Bank of New York and American Stock Transfer & Trust Company, was filed as Exhibit 4(c) to ChemFirst's Form 8-A/A (File No. 333-35221) filed on November 2, 2001 and is incorporated herein by reference.
4(d) Third Amendment to Rights Agreement effective July 23, 2001, by and among ChemFirst and American Stock Transfer & Trust Company.

4 (e) Form of ChemFirst common stock certificate was filed as Exhibit 4(d) to ChemFirst's Form 8-A/A (File No. 333-35221) filed on November 2, 2001 and is incorporated herein by reference.

99(a) Amendment No. 1 to ChemFirst's Registration Statement on Form S-1 (File No. 333-15789) was filed on November 18, 1996 and is incorporated herein by reference.

99(b) Amendment No. 1 to ChemFirst's Registration Statement on Form 8-A/A (File No. 333-35221) was filed on November 2, 2001 and is incorporated herein by reference.
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                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  CHEMFIRST INC.


Date: July 23, 2002
                                  By:  /s/ R. Michael Summerford
                                       ------------------------------------
                                       Name:  R. Michael Summerford
                                       Title: President and Chief Operating
                                              Officer
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                            EXHIBIT INDEX

Exhibit No.                 Description
-----------                 -----------

3(a) Amended and Restated Articles of Incorporation of ChemFirst were filed as Exhibit 3.1 to Amendment No. 1 to ChemFirst's Form S-1 (File No. 333-15789) filed on November 18, 1996 and are incorporated herein by reference.

3(b)                        Bylaws of ChemFirst, as amended, were filed as
                            Exhibit 4.3 to ChemFirst's Form S-8 (File No. 333-69965) filed on December 30, 1998 and are incorporated herein by reference.

4(a) Rights Agreement, dated as of October 30, 1996, between ChemFirst and KeyCorp Shareholder Services, Inc., was filed as Exhibit 4 to Amendment No. 1 to ChemFirst's Form S-1 (File No. 333-15789) filed on November 18, 1996 and is incorporated herein by reference.

4(b) First Amendment to Rights Agreement, effective May 1, 1997, by and among ChemFirst, KeyCorp Shareholder Services, Inc. and The Bank of New York, was filed as Exhibit 4.5 to ChemFirst's Form S-8 (File No. 333-69965) filed on December 30, 1998 and is incorporated herein by reference.

4(c) Second Amendment to Rights Agreement, effective October 1, 2001, by and among ChemFirst, The Bank of New York and American Stock Transfer & Trust Company, was filed as Exhibit 4(c) to ChemFirst's Form 8-A/A (File No. 333-35221) filed on November 2, 2001 and is incorporated herein by reference.

4(d) Third Amendment to Rights Agreement effective July 23, 2001, by and among ChemFirst and American Stock Transfer & Trust Company.

4 (e) Form of ChemFirst common stock certificate was filed as Exhibit 4(d) to ChemFirst's Form 8-A/A (File No. 333-35221) filed on November 2, 2001 and is incorporated herein by reference.

99(a) Amendment No. 1 to ChemFirst's Registration Statement on Form S-1 (File No. 333-15789) was filed on November 18, 1996 and is incorporated herein by reference.

99(b) Amendment No. 1 to ChemFirst's Registration Statement on Form 8-A/A (File No. 333-35221) was filed on November 2, 2001 and is incorporated herein by reference.